A special meeting of the fund's shareholders was held on September 15, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Declaration of Trust to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	7,568,144,945.96	76.551
Against	1,665,604,684.78	16.847
Abstain	460,998,830.31	4.663
Broker Non-Votes	191,690,954.58	1.939
TOTAL	9,886,439,415.63	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	9,359,102,098.49	94.666
Withheld	527,337,317.14	5.334
TOTAL	9,886,439,415.63	100.000
Ralph F. Cox
Affirmative	9,333,369,952.29	94.406
Withheld	553,069,463.34	5.594
TOTAL	9,886,439,415.63	100.000
Laura B. Cronin
Affirmative	9,355,534,364.24	94.630
Withheld	530,905,051.39	5.370
TOTAL	9,886,439,415.63	100.000
Robert M. Gates
Affirmative	9,352,106,353.30	94.595
Withheld	534,333,062.33	5.405
TOTAL	9,886,439,415.63	100.000
George H. Heilmeier
Affirmative	9,360,572,048.31	94.681
Withheld	525,867,367.32	5.319
TOTAL	9,886,439,415.63	100.000
Abigail P. Johnson
Affirmative	9,327,059,416.89	94.342
Withheld	559,379,998.74	5.658
TOTAL	9,886,439,415.63	100.000
Edward C. Johnson 3d
Affirmative	9,323,731,909.04	94.308
Withheld	562,707,506.59	5.692
TOTAL	9,886,439,415.63	100.000
Donald J. Kirk
Affirmative	9,343,833,406.30	94.512
Withheld	542,606,009.33	5.488
TOTAL	9,886,439,415.63	100.000
Marie L. Knowles
Affirmative	9,362,664,343.97	94.702
Withheld	523,775,071.66	5.298
TOTAL	9,886,439,415.63	100.000
Ned C. Lautenbach
Affirmative	9,368,801,700.35	94.764
Withheld	517,637,715.28	5.236
TOTAL	9,886,439,415.63	100.000
Marvin L. Mann
Affirmative	9,342,116,785.91	94.494
Withheld	544,322,629.72	5.506
TOTAL	9,886,439,415.63	100.000
William O. McCoy
Affirmative	9,348,114,851.10	94.555
Withheld	538,324,564.53	5.445
TOTAL	9,886,439,415.63	100.000
Robert L. Reynolds
Affirmative	9,368,829,274.86	94.764
Withheld	517,610,140.77	5.236
TOTAL	9,886,439,415.63	100.000
William S. Stavropoulos
Affirmative	9,355,225,708.91	94.627
Withheld	531,213,706.72	5.373
TOTAL	9,886,439,415.63	100.000
Dennis J. Dirks**
Affirmative	9,363,252,671.04	94.708
Withheld	523,186,744.59	5.292
TOTAL	9,886,439,415.63	100.000
Cornelia M. Small**
Affirmative	9,357,897,300.73	94.654
Withheld	528,542,114.90	5.346
TOTAL	9,886,439,415.63	100.000
* Denotes trust-wide proposals and voting results. ** Effective 1/1/05